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                        PORTFOLIO MANAGEMENT AGREEMENT

  AGREEMENT made this 18th day of September, 1997, between Goldman Sachs Asset Management, a separate operating division of Goldman, Sachs & Co., a New York limited partnership, and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

  WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act"), which currently offers five series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future (each referred to hereinafter as a "Portfolio" and collectively, as the "Portfolios"); and

  WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The Growth Equity Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

  NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

  1. APPOINTMENT OF PORTFOLIO MANAGER. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws.

  2. DUTIES OF PORTFOLIO MANAGER. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust's Board of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary to ensure orderly management of the Account or the Portfolio.
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  (b) Subject to the general supervision of the Trust's Board of Trustees,
Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers (including, subject to Section 3 of this Agreement, Goldman Sachs & Co.,) through which securities transactions in the Account shall be executed. The Trust agrees that the Portfolio Manager shall manage the Account in accordance with the objectives, policies, and limitations set forth in the Trust's current prospectus and statement of additional information. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

    (i) promptly advise the Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

    (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all such records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request;

    (iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended; and
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    (iv) render regular reports to the Trust concerning the performance by
  Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and
         EDGARPlus(TM) FORM-TYPE: PROXY  FILING-DATE: December 13, 1997

  employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

  3. PORTFOLIO TRANSACTION AND BROKERAGE. (i) In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account at the most favorable execution and net price available. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager may execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, subject to the provisions of the Investment Company Act and the Trust's approved procedures. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will immediately advise Portfolio Manager of any changes in such list.

  (ii) The Portfolio Manager may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Trust as well as its other clients, aggregate, to the extent permitted by applicable laws and rules, the securities to be sold or purchased in order to obtain the most favorable execution and net price. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in the manner it considers to be the most equitable and consistent with its obligations to the Trust and to such other clients. The Portfolio Manager is not, however, required to aggregate securities orders.
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  4. EXPENSES AND COMPENSATION. For its services under this Agreement,
Portfolio Manager shall be entitled to receive a fee in accordance with the Schedule A of this Agreement.

  5. LIMITATION OF LIABILITY AND INDEMNIFICATION. (a) Neither the Portfolio Manager nor any person that is an "affiliated person" of the Portfolio Manager or any of its affiliated companies (collectively, "Associated
Persons") shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager or such Associated Persons in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

  (b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon written information provided by Portfolio Manager to the Trust (including, without limitation, information contained in Portfolio Manager's then current Form ADV) concerning the Portfolio Manager and its Associated Persons in accordance with Section 9 of the Agreement or otherwise in preparing the Trust's registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SEC Filing"), provided that a copy of any such filing is provided to Portfolio Manager at least 10 days prior to the date on which it will become effective, in the case of a registration statement or, in the case of proxy statements and/or shareholders report, at least 10 days prior to the date on which such document is first distributed shareholders for the purpose of obtaining Portfolio Manager's consent pursuant to Section (v). Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers and employees from any claims, liabilities and expenses (including reasonable attorneys' fees), incurred: (i) as a result of any untrue statement, or alleged untrue statement, of a material fact made by Portfolio Manager in such written information; and/or
(ii) as a result of the omission, or the alleged omission, in such written information of any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading ("Material Omission"), provided that the Trust has relied upon such statement or Material Omission in preparing any SEC Filing. Portfolio Manager shall not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon an untrue statement or Material Omission made by an officer or Trustee of the Trust or where such untrue statement or Material Omission was made in reliance upon information furnished to the Portfolio Manager in writing by such officer or Trustee, or by the Trust's custodian bank, administrator or accounting agent.
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  (c) The Trust agrees to indemnify and hold harmless the Portfolio Manager and its Associated Persons from any claims, liabilities and expenses, including reasonable attorneys' fees, incurred as a result of any untrue statement of a material fact which relates to information in any SEC filing, or any omission to state in such written information a material fact necessary to make such statements not misleading ("material omission"), contained in any information in such SEC filings not supplied by the Portfolio Manager pursuant to Section 5(b) hereof.

  (d) The Portfolio Manager shall not be liable for (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Account not managed by the Portfolio Manager; and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to any records maintained by Trust or any other portfolio manager to the Portfolio. The Trust agrees that the Portfolio Manager shall manage the Account as if it was a separate operating series and shall comply with (a) the objectives, policies, and limitations for the Account set forth in the Trust's current prospectus and statement of additional information, and (b) applicable laws and regulations (including, but not limited to, the investment objectives, policies and restrictions applicable to the Account and qualification of the Account as a regulated investment company under the Internal Revenue Code of 1986, as amended) with respect to the portion of the assets of the Account not allocated to the

Portfolio Manager. In no event shall the Portfolio Manager or its Associated Persons have any liability arising from the conduct of the Trust and any other portfolio manager with respect to the portion of the Portfolio's assets not allocated to the Portfolio Manager.

  6. PERMISSIBLE INTEREST. Subject to and in accordance with the Trust's Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees , officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.
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  7. DURATION, TERMINATION AND AMENDMENTS. This Agreement shall become effective as of the date on which that certain agreement between Westfield Capital Management Company and the Trust is terminated ("Effective Date") and shall continue in effect thereafter, unless sooner terminated, for two years provided that this Agreement is approved by the shareholders of the Portfolio on or before the 120th day after such Effective Date. Thereafter, this Agreement shall continue in effect, unless sooner terminated, from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and
(ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees ("Independent Trustees ") who are not "interested persons" of the Trust or any investment adviser to the Trust.

  This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate automatically upon its assignment.

  For purposes of this Agreement, the terms "majority of the outstanding voting securities," "assignment, " "affiliated person" and "interested person" shall have the meanings set forth in the Investment Company Act.

  8. CONFIDENTIALITY; USE OF NAME. (i) Portfolio Manager acknowledges and agrees that during the course of its responsibilities hereunder, it may have access to certain information that is proprietary to the Trust or to one or more of the Trust's agents or service providers, and which information has not been developed by Portfolio Manager. Portfolio Manager agrees that Portfolio Manager, its officers and its employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of Portfolio Manager's responsibilities hereunder or as required by law. In addition, Portfolio Manager shall use its best efforts to ensure that any agent or affiliate of Portfolio Manager who may gain access to such proprietary materials shall be made aware of the proprietary nature of such materials and shall likewise treat such materials as confidential.
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  (ii) It is acknowledged and agreed that the names "Hirtle Callaghan,"
"Hirtle Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle Callaghan & Co., Inc. ("HCCI")), and derivative of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark (other than to indicate that it is acting as Portfolio Manager to Account) without the prior written consent of the Trust.

  (iii) The Trust will not publish or distribute any information regarding the provision of investment advisory services by the Portfolio Manager pursuant to this Agreement. Notwithstanding the foregoing, the Trust may, without the prior written consent of the Portfolio Manager, distribute information regarding the provision of investment advisory services by the Portfolio

Manager (a) to the Trust's Board of Trustees, committees of the Board and officers of the Trust; (b) to the Trust's administrator, fund accounting agent, custodian banks, counsel and auditors; (c) to HCCI; and (d) to persons to whom, and in documents in which, disclosure of such information is required by law.

  (iv) All information and advice by the Portfolio Manager for the Account will be treated as confidential by the Trust and will not be disclosed without the Portfolio Manager's prior written consent to third parties except
(a) to the Trust's Board of Trustees, committees of the Board and officers of the Trust; (b) to the Trust's administrator, fund accounting agent, custodian banks, counsel and auditors; (c) to HCCI; and (d) to persons to whom, and in documents in which, disclosure of such information is required by law.

  (v) The Trust will not publish or use in advertising, publicity or otherwise the name of the Portfolio Manager or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Portfolio Manager or its affiliates, without the prior written consent of the Portfolio Manager, provided, however, that this limitation does not include the inclusion in the Trust's registration statement of information provided to the Trust in writing by Portfolio Manager.

  (vi) The provisions of this Section 8 shall survive termination of this Agreement.
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  9. REPRESENTATION, WARRANTIES AND AGREEMENTS OF PORTFOLIO MANAGER. Portfolio
Manager represents and warrants that:

    (a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

    (b) It understands that, as a result of its services hereunder, certain of its employees and officers may be deemed "access persons" with respect to the Portfolio within the meaning of Rule 17j-1 under the Investment Company Act and that each such access person is subject to the provisions of the code of ethics ("Trust's Code") adopted by the Trust in compliance with such rule. Portfolio Manager further represents that it is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirements of Rule 204-2(a)(12) under the Investment Advisers Act and will provide the Trust with a copy of such code of ethics. During the period that this Agreement is in effect, an officer or director of Portfolio Manager shall certify to the Trust, on a quarterly basis, that Portfolio Manager has complied with the requirements of the Portfolio Manager's Code as it relates to the Account during the prior year; and that either (i) that no violation of such code as it relates to the Account occurred or (ii) if such a violation occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, Portfolio Manager shall permit the Trust, or it designated agents, to examine the reports required to be made by Portfolio Manager under rule 17j-1(c)(1) under the Investment Company Act as it relates to the Account. In addition, Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make reasonable efforts to respond to the Trust's reasonable requests in this area.

    (c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its Associated Persons that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.
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  10. STATUS OF PORTFOLIO MANAGER. The services of the Portfolio Manager to the Trust are not to be deemed exclusive, and the Portfolio Manager is free to render similar services to others so long as its services to the Trust are not impaired thereby. The Portfolio Manager will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

  Without limiting the foregoing, the Trust understands that the Portfolio Manager now acts, will continue to act, or may act in the future, as investment adviser or investment sub-adviser to fiduciary and other managed accounts, including other investment companies and that the Trust has no objection to the Portfolio Manager so acting, provided that the Portfolio Manager duly performs all obligations under this Agreement.
 The Trust also understands that the Portfolio Manager may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Portfolio Manager with respect to the Trust. Nothing in this Agreement imposes upon the Portfolio Manager any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Account, any security which the Portfolio Manager or its Associated Persons may purchase or sell for its or their own account(s) or for the account of any other client.

  11. DELIVERY OF INFORMATION AND REPORTS. The Trust agrees to furnish to the Portfolio Manager current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of financial statements, charter documents and such other information with regard to the affairs of the Trust and Account as the Portfolio Manager may reasonably request. The Portfolio Manager agrees to render to the Trust such periodic and special reports regarding its activities under this Agreement as the Trust may reasonably request. The Trust represents that it has received Parts I and II of the Portfolio Manager's Form ADV.

  12. COUNTERPARTS AND NOTICE. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:
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  If to the Trust:

             Mr. Donald E. Callaghan, President
             The Hirtle Callaghan Trust
             575 East Swedesford Road
             Wayne, PA 19087-1937

  If to Portfolio Manager:

             Goldman Sachs Asset Management
             One New York Plaza
             85 Broad Street
             New York, New York 10004
             Attention: Howard B. Surloff, Esq.

  13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

  Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The Growth Equity Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

                                          Goldman, Sachs & Co., on behalf of
                                           Goldman Sachs Asset Management


                                          By:           /s/
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                                          The Hirtle Callaghan Trust


                                          By:           /s/
                                              -----------------------------




                                      A